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                                                                    EXHIBIT 21-1

CKE RESTAURANTS, INC. AND SUBSIDIARIES
LIST OF SUBSIDIARIES

Set forth below is a list of the Registrant's subsidiaries as of January 31, 2004:

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                                                                                                      CONTROL BY
                                                                     JURISDICTION OF          ---------------------------
NAME OF SUBSIDIARY                                                   ORGANIZATION             REGISTRANT       SUBSIDIARY
--------------------------------------------------------------------------------------------------------------------------

Carl Karcher Enterprises, Inc.                                       California                100%
Hardee's Food Systems, Inc.                                          North Carolina            100%
Flagstar Enterprises, Inc.                                           Alabama                                       100%
Spardee's Realty, Inc.                                               Alabama                                       100%
HED, Inc.                                                            North Carolina                                100%
Burger Chef Systems, Inc.                                            North Carolina                                100%
Hardee's LTD, Fribourg                                               Switzerland                                    98%
Hardee's REIT I, Inc.                                                Delaware                                      100%
Hardee's REIT II, Inc.                                               Delaware                                      100%
CKE REIT I, Inc                                                      Delaware                  100%
CKE REIT II, Inc.                                                    Delaware                  100%
Carl's Jr. Region VIII, Inc.                                         Delaware                                      100%
Aeroway, LLC                                                         California                100%
Santa Barbara Restaurant Group, Inc.                                 Delaware                  100%
La Salsa, Inc.                                                       Delaware                                      100%
TimberLodge Steakhouse, Inc.                                         Minnesota                                     100%
GB Franchise Corporation                                             California                                    100%
La Salsa of Nevada, Inc.                                             Nevada                                        100%
La Salsa Franchise, Inc.                                             California                                    100%

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